Exhibit 3.02

ADESTO TECHNOLOGIES CORPORATION

RESTATED CERTIFICATE OF INCORPORATION

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Adesto Technologies Corporation, a Delaware corporation, hereby certifies that:

1. The name of this corporation is Adesto Technologies Corporation. The date of filing its original Certificate of Incorporation with the Secretary of State was on May 13, 2015.

2. The Restated Certificate of Incorporation of this corporation attached hereto as Exhibit “A”, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as previously amended or supplemented, has been duly adopted by this corporation’s Board of Directors, and by this corporation’s stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of this corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Date: , 2015	Adesto Technologies Corporation

By:
	Name:	Narbeh Derhacobian
	Title:	President & Chief Executive Officer

EXHIBIT A

RESTATED CERTIFICATE OF INCORPORATION

OF

ADESTO TECHNOLOGIES CORPORATION

ARTICLE I: NAME

The name of the corporation is Adesto Technologies Corporation (the “Corporation”).

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of the registered office of the Corporation in the State of Delaware is 3500 South Dupont Highway, City of Dover, County of Kent, Delaware 19901. The name of the registered agent of the Corporation at that address is Incorporating Services Ltd.

ARTICLE III: PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV: AUTHORIZED STOCK

1. Authorized Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is One Hundred Five Million (105,000,000) shares, consisting of two classes: One Hundred Million (100,000,000) shares of Common Stock, $0.0001 par value per share (“Common Stock”), and Five Million (5,000,000) shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

2. Designation of Additional Series.

2.1 The Board of Directors of the Corporation (the “Board”) is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, vesting, powers, preferences and relative, participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of the class) or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote, without a vote of the holders of the Preferred Stock, unless a vote of any other holders is required pursuant to a Certificate of Designation establishing a series of Preferred Stock.

2.2 Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

3. Voting Power of Common Stock. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock).

ARTICLE V: AMENDMENT OF BYLAWS

The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation (the “Bylaws”). Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation (including any Preferred Stock issued pursuant to any Certificate of Designation), the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws; provided further, that if two-thirds of the Whole Board has approved such adoption, amendment or repeal of any provisions of the Bylaws, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.

ARTICLE VI: MATTERS RELATING TO THE BOARD OF DIRECTORS

1. Director Powers. The conduct of the affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2. Number of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board.

3. Classified Board. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). The Board may assign members of the Board already in office to the Classified Board, which assignments shall become effective at the same time the Classified Board becomes effective. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board, with the number of directors in each class to be divided as nearly equal as reasonably possible. The initial term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders following the closing of the Corporation’s initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the “Initial Public Offering Closing”), the initial term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders following the Initial Public Offering Closing, and the initial term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders following the Initial Public Offering Closing. At each annual meeting of stockholders commencing with the first annual meeting of stockholders following the Initial Public Offering Closing, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding anything to the contrary in the foregoing provisions of this Article VI, Section 3, each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the three classes of directors so as to ensure that no one class has more than one director more than any other class.

4. Term and Removal. Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws. Subject to the rights of the holders of any series of Preferred Stock to remove directors elected by such holders, no director may be removed from the Board except for cause by the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors voting together as a single class. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

5. Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall, if elected to fill a vacancy not created by a newly created directorship, be elected to a class of directors in which such vacancy exists and hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class of directors to which the director has been assigned expires or until such director shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

ARTICLE VII: MATTERS RELATING TO THE STOCKHOLDERS

1. Written Ballot Not Required. Election of directors need not be by written ballot unless the Bylaws shall so provide.

2. No Action by Written Consent of the Stockholders. Subject to the rights of any series of Preferred Stock, no action shall be taken by the stockholders of the Corporation except at a duly called annual or special meeting of stockholders called in accordance with this Certificate of Incorporation and the Bylaws, and no action shall be taken by the stockholders by written consent.

3. Special Meetings of Stockholders. Special meetings of stockholders for any purpose or purposes may be called only by the Chairperson of the Board, the Chief Executive Officer, the President, the Lead Independent Director (as defined in the Bylaws) or the Board acting pursuant to a resolution adopted by a majority of the Whole Board.

4. Nominations and Business Transacted at Meetings. Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

5. Business Combinations. The Corporation elects to be governed by Section 203 of the DGCL.

ARTICLE VIII: DIRECTOR LIABILITY

1. Limitation of Liability. To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

2. Change in Rights. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE IX: FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws, (4) any action to interpret, apply, enforce or determine the validity of the Corporation’s Certificate of Incorporation or Bylaws, or (5) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation will be deemed to have notice of and consented to the provisions of this ARTICLE IX.

ARTICLE X: AMENDMENT OF CERTIFICATE OF INCORPORATION

If any provision of this Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Certificate of Incorporation, and the court will replace such illegal, void or unenforceable provision of this Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Certificate of Incorporation shall be enforceable in accordance with its terms.

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation, and subject to Section 2.1 of Article IV, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article X, Section 2 of Article IV, Article V, Article VI, Article VII, or Article IX of this Certificate of Incorporation; provided, further, that if two-thirds of the Whole Board has approved such amendment or repeal of any provisions of this Certificate of Incorporation, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any provision of this Certificate of Incorporation.

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